Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD TRUST ANNOUNCES PLAN TO SPIN-OFF ASSET

MANAGEMENT BUSINESS AS A SEPARATE, PUBLICLY TRADED

PLATFORM

Reports Fourth Quarter and Year End 2013 Results

Completes $487 Million in New Loans and Refinancings since the beginning of 2013

Completes Spin-Off of Ashford Prime

DALLAS, February 27, 2014 – Today, Ashford Hospitality Trust, Inc. (NYSE: AHT) (“the Company” or “Ashford Trust”) announced that its Board of Directors has unanimously approved a plan to spin-off its asset management business into a separate publicly traded company in the form of a taxable distribution. The distribution is expected to be completed in the third quarter of 2014 and will be comprised of common stock in Ashford, Inc. (“Ashford Inc.”), a newly formed or successor company of the Company’s existing advisor subsidiary, Ashford Hospitality Advisors LLC, which currently advises Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime”). The Company plans to file a listing application for Ashford Inc. with the NYSE or NYSE MKT Exchanges. In connection with the spin-off, it is anticipated that Ashford Inc. will enter into a 20-year advisory agreement to externally advise the Company. In addition, Ashford Inc. will continue to externally advise Ashford Prime.

It is expected that Ashford Inc. will be well positioned to grow its asset management business. The Company’s investment securities subsidiary is raising capital and it is expected that Ashford Inc. will advise this platform. In addition, other business opportunities for Ashford Inc. include future external advisory services to other platforms, such as a select service hotel platform and a hotel debt platform, both of which are opportunities being explored by the Company. Further, it is anticipated that Ashford Inc. will pursue other business acquisitions which may include hotel management, project and construction management, and other hospitality related services.

This distribution is anticipated to be declared during the third quarter of 2014; however, it remains subject to the filing of the required registration statement with the Securities and Exchange Commission (“SEC”), the review of the registration statement by the SEC, the approval of the listing of shares by the applicable exchange, and other legal requirements. The Company expects to file the required registration statement next month. The Company cannot be certain this distribution will proceed or proceed in the manner as currently anticipated.

Further, the Company reported the following results and performance measures for the fourth quarter ended December 31, 2013. Prior to the third quarter of 2013, the Company had been reporting its Legacy Portfolio and Highland Hospitality Portfolio pro forma hotel operating statistics separately. In the third quarter 2013, the Company changed its reporting format and now combines the pro forma hotel operating statistics for its Legacy Portfolio and Ashford Trust’s pro rata share of the Highland Hospitality Portfolio as the Ashford Trust Portfolio. The performance measurements for Occupancy, Average Daily Rate (ADR), Revenue Per Available Room (RevPAR), and Hotel Operating Profit (or Hotel EBITDA) are pro forma. Unless otherwise stated, all reported results compare the fourth quarter ended December 31, 2013, with the fourth quarter ended December 31, 2012 (see discussion below). The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

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AHT Reports Fourth quarter Results

February 27, 2014

FINANCIAL AND OPERATING HIGHLIGHTS

•	During the quarter, the Company completed the spin-off of Ashford Prime, which started trading under the ticker symbol “AHP” on November 20, 2013, on the New York Stock Exchange

•	The Company closed mortgage loans totaling $18.2 million on the Residence Inn Jacksonville, FL and the Residence Inn Manchester, CT

•	Subsequent to the end of the fourth quarter, the Company refinanced its $165 million MIP Portfolio mortgage loan, with a new $200 million non-recourse mortgage loan

•	At the end of the fourth quarter 2013, the Company had total net working capital, including its pro rata share of the Highland Hospitality Portfolio net working capital and the market value of its OP Units in Ashford Prime, of $381 million

•	RevPAR for the Ashford Trust Portfolio hotels not under renovation increased 2.5% during the quarter

•	RevPAR for all Ashford Trust Portfolio hotels increased 1.3% during the quarter

•	Excluding Washington, D.C. assets and markets positively impacted by Hurricane Sandy, RevPAR increased 4.3% for all Ashford Trust Portfolio hotels

•	Hotel EBITDA flow-through was 62% for all Ashford Trust Portfolio hotels

•	Due to Marriott’s change to calendar reporting in 2013, the prior year fourth quarter included twenty more days than the fourth quarter 2013 which significantly impacted the year over year comparisons

•	Net loss attributable to common shareholders for the Company was $25.9 million, or $0.32 per diluted share, compared with net loss attributable to common shareholders of $21.1 million, or $0.32 per diluted share, in the prior-year quarter

•	Adjusted funds from operations (AFFO) for the Company was $0.14 per diluted share for the quarter as compared with $0.39 from the prior-year quarter

•	Interest rate derivative income decreased by $8.1 million from the prior year quarter, impacting AFFO per share by $0.08

CAPITAL EXPENDITURES

•	Capex invested in the quarter for the Ashford Trust Portfolio was $40.8 million

•	For the full-year 2013, capex invested in the Ashford Trust Portfolio was $149.2 million

CAPITAL STRUCTURE

At December 31, 2013, the Company had total assets of $2.7 billion in continuing operations, and $3.7 billion overall including the Highland Hospitality Portfolio which is not consolidated. As of December 31, 2013, the Company had $1.8 billion of mortgage debt in continuing operations and $2.6 billion overall including the Highland Hospitality Portfolio. Ashford Trust’s total combined debt had a blended average interest rate of 5.3%, with a weighted average debt maturity of 2.8 years.

On November 19, 2013 Ashford Trust completed the spin-off of Ashford Prime, which began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “AHP” on November 20, 2013. Ashford Trust completed the spin-off by distributing a pro-rata taxable dividend of Ashford Prime common stock to Ashford Trust stockholders of record as of the close of business of the NYSE on November 8, 2013 (the “Record Date”). The distribution was based on a distribution ratio of one share of Ashford Prime common stock for every five shares of Ashford Trust common stock held by such stockholder on the Record Date. Following the distribution, there were approximately 24.9 million shares of Ashford Prime common stock and partnership units outstanding. This was comprised of approximately 16.1 million shares of Ashford Prime common stock and 8.8 million partnership units, which includes the partnership units issued to Ashford Trust reflecting its 20% ownership in Ashford Prime’s operating partnership.

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AHT Reports Fourth quarter Results

February 27, 2014

On December 23, 2013, the Company announced that it had closed mortgage loans totaling $18.2 million on the Residence Inn Jacksonville, FL and the Residence Inn Manchester, CT, with both loans now set to mature in January 2024. The previous $6.4 million loan balance on the Residence Inn Jacksonville was refinanced with a new $10.8 million loan, with a 10-year term that provides for a fixed interest rate of 5.49% and is non-recourse. The refinance resulted in excess net proceeds of approximately $4.0 million, which were added to the Company’s unrestricted cash balance. As a result, this refinancing was neutral to the Company on a net debt basis.

The new financing on the Residence Inn Manchester includes a $7.4 million loan, also with a 10-year term. The new loan provides for a fixed interest rate of 5.49% and is non-recourse. Ashford has an 85% ownership interest in the property, with Interstate Hotels & Resorts holding the remaining 15%. Terms described in this press release refer to 100% of the loan indebtedness unless otherwise indicated. This property was previously unencumbered, and the excess loan proceeds above typical closing costs and reserves were distributed to the partners on a pro rata basis. Ashford Trust’s share of the excess proceeds was approximately $6.0 million, which were added to the Company’s unrestricted cash balance. As a result, this refinancing was neutral to the Company on a net debt basis.

Subsequent to the end of the fourth quarter, on January 27, 2014, the Company announced it had successfully refinanced its $165 million MIP Portfolio mortgage loan, with a new $200 million non-recourse mortgage loan with a two-year initial term and three one-year extension options, subject to the satisfaction of certain conditions. The new loan is interest only and provides for a floating interest rate of LIBOR + 4.75% with a 0.20% LIBOR Floor. The refinance resulted in excess net proceeds of approximately $30 million, which were added to the Company’s unrestricted cash balance. As a result, this refinancing is neutral to the Company on a net debt basis. The new loan remains secured by the same five hotels including: the Embassy Suites Philadelphia Airport, Embassy Suites Walnut Creek, Sheraton Mission Valley San Diego, Sheraton Anchorage and the Hilton Minneapolis/St Paul Airport Mall of America.

The Company expects to close on the sale of the Pier House Resort to Ashford Prime on February 28, 2014. The sales price is $92.7 million. Ashford Prime will assume the $69 million mortgage and will pay the balance of the purchase price in cash.

PORTFOLIO REVPAR

As of December 31, 2013, the Ashford Trust Portfolio consisted of direct hotel investments with 115 properties classified in continuing operations. During the fourth quarter of 2013, 99 of the Ashford Trust Portfolio hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for the Ashford Trust Portfolio hotels in continuing operations on a pro forma total basis (all 115 hotels) and pro forma not under renovation basis (99 hotels) is a measure that reflects a meaningful and focused comparison of the operating results in its portfolio. Details of each category are provided in the tables attached to this release.

•	Pro forma RevPAR increased 1.3% to $88.86 for all hotels in the Ashford Trust Portfolio on a 1.6% increase in ADR and a 17 basis point decrease in occupancy

•	Pro forma RevPAR increased 2.5% to $88.40 for hotels not under renovation in the Ashford Trust Portfolio on a 1.4% increase in ADR and a 72 basis point increase in occupancy

HOTEL EBITDA MARGINS AND QUARTERLY SEASONALITY TRENDS

The Company believes year-over-year Hotel EBITDA and Hotel EBITDA Margin comparisons are more meaningful to gauge the performance of the Company’s hotels than sequential quarter-over-quarter comparisons. Given the substantial seasonality in the Company’s portfolio and its active capital recycling, to help investors better understand this seasonality, the Company provides quarterly detail on its Hotel EBITDA and Hotel EBITDA Margin for the current and certain prior-year periods based upon the number of hotels in the

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AHT Reports Fourth quarter Results

February 27, 2014

Ashford Trust Portfolio, including its pro-rata share of the Highland Hospitality Portfolio as of the end of the current period. As the Company’s portfolio mix changes from time to time so will the seasonality for Pro forma Hotel EBITDA and Pro forma Hotel EBITDA margin. The details of the quarterly calculations for the previous four quarters for the 115 Ashford Trust Portfolio hotels included in continuing operations are provided in the table attached to this release.

In addition, in 2013, Marriott Hotels and Resorts converted to a monthly reporting calendar as opposed to its traditional thirteen-period reporting calendar. Historically, the Company has recorded four of its Marriott-managed hotels’ accounting periods in the fourth quarter and three in each of the other quarters during the year. Presently, Marriott manages 40 hotels for the Company, making it one of the Company’s largest property managers. Accordingly, this year the Company has converted its 2012 numbers on a pro forma basis to calendar months, consistent with the new Marriott monthly reporting calendar, to provide necessary consistency in period-to-period comparisons.

COMMON STOCK DIVIDEND

On December 16, 2013, the Company announced that its Board of Directors had declared a quarterly cash dividend of $0.12 per diluted share for the Company’s common stock for the fourth quarter ending December 31, 2013, payable on January 15, 2014, to shareholders of record as of December 31, 2013.

The Board also approved the Company’s dividend policy for 2014. The Company expects to pay a quarterly cash dividend of $0.12 per share for 2014, or $0.48 per share on an annualized basis. The Company believes this dividend policy is appropriate given the recent spin-off of Ashford Hospitality Prime, and its recent dividend announcement. The adoption of a dividend policy does not commit the Board of Directors to declare future dividends or the amount thereof. The Board will continue to review its dividend policy on a quarter-to-quarter basis.

“Ashford Trust has made significant progress in creating value for our shareholders. We have completed $487 million of refinancings since the beginning of 2013 resulting in significant excess proceeds, and, in November, we completed the spin-off of Ashford Prime,” commented Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer. “The announced plan to spin-off Ashford Trust’s asset management business is another step toward maximizing value for our shareholders. With advisory agreements in place with two publicly traded REITs, the anticipated launch of our securities investment platform, and several potential business possibilities in front of us, Ashford Inc. is well positioned for growth. This transaction provides an opportunity to unlock that value for the benefit of Ashford Trust shareholders. With both Ashford Trust and Ashford Prime pursuing distinct investment strategies, we believe both companies are well positioned to capitalize on the attractive lodging industry fundamentals we expect to continue for the next several years, and that Ashford’s asset management business will benefit from that growth. For Ashford Trust, we will also continue to proactively address our debt maturities by capitalizing on the current attractive interest rates and debt market conditions we are seeing. As the management team with the highest insider ownership in our industry, you can be assured we are highly aligned with you in our pursuit to maximize shareholder value.”

INVESTOR CONFERENCE CALL AND SIMULCAST

Ashford Hospitality Trust, Inc. will conduct a conference call on Friday, February 28, 2014, at 11:00 a.m. ET. The number to call for this interactive teleconference is (480) 629-9835. A replay of the conference call will be available through Friday, March 7, 2014, by dialing (303) 590-3030 and entering the confirmation number, 4662726.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2013 earnings release conference call. The live broadcast of Ashford Hospitality Trust’s quarterly conference call will be available online at the Company’s web site, www.ahtreit.com on Friday, February 28, 2014, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for approximately one year.

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AHT Reports Fourth quarter Results

February 27, 2014

Substantially all of our non-current assets consist of real estate investments and debt investments secured by real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to assist in evaluating a real estate company’s operations. These supplemental measures include FFO, AFFO, EBITDA, and Hotel Operating Profit. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, nor Hotel Operating Profit represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor are such measures indicative of funds available to satisfy our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, and Hotel Operating Profit to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

*   *   *   *   *

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission. EBITDA is defined as net income before interest, taxes, depreciation and amortization. EBITDA yield is defined as trailing twelve month EBITDA divided by the purchase price. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of either 4% or 5% of gross revenues. Hotel EBITDA flow-through is the change in Hotel EBITDA divided by the change in total revenues. Hotel EBITDA Margin is Hotel EBITDA divided by total revenues. Funds from operations (“FFO”), as defined by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) in April 2002, represents net income (loss) computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of properties and extraordinary items as defined by GAAP, plus depreciation and amortization of real estate assets, and net of adjustments for the portion of these items related to unconsolidated entities and joint ventures.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$128,780	$185,935
Marketable securities	29,601	23,620

Total cash, cash equivalents and marketable securities	158,381	209,555
Investment in hotel properties, net	2,164,389	2,872,304
Restricted cash	61,498	84,786
Accounts receivable, net of allowance of $242 and $265, respectively	21,791	35,116
Inventories	1,946	2,111
Notes receivable, net of allowance of $7,937 and $8,333, respectively	3,384	11,331
Investment in Highland Hospitality	139,302	158,694
Investment in Ashford Prime	56,243	—
Deferred costs, net	10,155	17,194
Prepaid expenses	7,519	10,145
Derivative assets, net	19	6,391
Other assets	4,303	4,594
Intangible asset, net	—	2,721
Due from Ashford Prime, net	13,042	—
Due from affiliates	1,302	1,168
Due from third-party hotel managers	33,728	48,619

Total assets	$2,677,002	$3,464,729

LIABILITIES AND EQUITY
Liabilities:
Indebtedness	$1,818,929	$2,339,410
Capital leases payable	28	—
Accounts payable and accrued expenses	70,683	84,293
Dividends payable	20,735	18,258
Unfavorable management contract liabilities	7,306	11,165
Due to related party, net	270	3,725
Due to third-party hotel managers	958	1,410
Liabilities associated with marketable securities and other	3,764	1,641
Other liabilities	1,286	6,348

Total liabilities	1,923,959	2,466,250

Redeemable noncontrolling interests in operating partnership	134,206	151,179

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized -
Series A Cumulative Preferred Stock, 1,657,206 shares issued and outstanding at December 31, 2013 and December 31, 2012	17	17
Series D Cumulative Preferred Stock, 9,468,706 shares issued and outstanding at December 31, 2013 and December 31, 2012	95	95
Series E Cumulative Preferred Stock, 4,630,000 shares issued and outstanding at December 31, 2013 and December 31, 2012	46	46
Common stock, $0.01 par value, 200,000,000 shares authorized, 124,896,765 shares issued, 80,565,563 and 68,150,617 shares outstanding, respectively	1,249	1,249
Additional paid-in capital	1,652,743	1,766,168
Accumulated other comprehensive loss	(197)	(282)
Accumulated deficit	(896,110)	(770,467)
Treasury stock, at cost (44,331,202 shares and 56,746,148 shares, respectively)	(140,054)	(164,884)

Total shareholders’ equity of the Company	617,789	831,942
Noncontrolling interests in consolidated entities	1,048	15,358

Total equity	618,837	847,300

Total liabilities and equity	$2,677,002	$3,464,729

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
REVENUE
Rooms	$162,994	$186,326	$749,270	$727,124
Food and beverage	36,274	45,106	153,602	160,488
Other	9,306	9,094	37,815	34,689

Total hotel revenue	208,574	240,526	940,687	922,301
Advisory services	1,047	—	1,047	—
Other	134	52	526	305

Total revenue	209,755	240,578	942,260	922,606

EXPENSES
Hotel operating expenses
Rooms	38,696	44,550	171,006	166,625
Food and beverage	23,885	29,838	104,536	108,274
Other expenses	65,903	72,961	281,826	276,949
Management fees	8,478	10,350	38,945	38,492

Total hotel operating expenses	136,962	157,699	596,313	590,340
Property taxes, insurance and other	10,690	11,566	47,075	44,903
Depreciation and amortization	29,891	33,287	127,990	133,979
Impairment charges	(100)	(96)	(396)	(5,349)
Gain on insurance settlements	(270)	(91)	(270)	(91)
Transaction costs	28	—	1,324	—
Corporate, general and administrative:
Stock/unit-based compensation	8,490	3,739	25,539	17,440
Other general and administrative	1,651	7,283	27,282	26,610

Total operating expenses	187,342	213,387	824,857	807,832

OPERATING INCOME	22,413	27,191	117,403	114,774

Equity in loss of unconsolidated entities	(8,778)	(3,179)	(23,404)	(20,833)
Interest income	10	41	71	125
Other income (loss)	(796)	8,712	5,650	31,700
Interest expense	(31,397)	(34,615)	(133,697)	(138,661)
Amortization of loan costs	(2,041)	(1,892)	(7,772)	(6,135)
Write-off of loan costs and exit fees	(127)	(3,998)	(2,098)	(3,998)
Unrealized gain (loss) on marketable securities	3,076	(863)	5,115	2,502
Unrealized loss on derivatives	(1,138)	(8,905)	(8,315)	(35,657)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(18,778)	(17,508)	(47,047)	(56,183)
Income tax (expense) benefit	177	509	(1,511)	(2,375)

LOSS FROM CONTINUING OPERATIONS	(18,601)	(16,999)	(48,558)	(58,558)
Income (loss) from discontinued operations	—	3,316	—	(3,650)

NET LOSS	(18,601)	(13,683)	(48,558)	(62,208)
Income from consolidated entities attributable to noncontrolling interests	(1,798)	(1,311)	(908)	(868)
Net loss attributable to redeemable noncontrolling interests in operating partnership	3,031	2,393	8,183	9,296

NET LOSS ATTRIBUTABLE TO THE COMPANY	(17,368)	(12,601)	(41,283)	(53,780)
Preferred dividends	(8,491)	(8,491)	(33,962)	(33,802)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(25,859)	$(21,092)	$(75,245)	$(87,582)

INCOME (LOSS) PER SHARE – BASIC AND DILUTED
Basic:
Loss from continuing operations attributable to common shareholders	$(0.32)	$(0.36)	$(1.00)	$(1.25)
Income (loss) from discontinued operations attributable to common shareholders	—	0.04	—	$(0.05)

Net loss attributable to common shareholders	$(0.32)	$(0.32)	$(1.00)	$(1.30)

Weighted average common shares outstanding – basic	81,383	67,670	75,155	67,533

Diluted:
Loss from continuing operations attributable to common shareholders	$(0.32)	$(0.36)	$(1.00)	$(1.25)
Income (loss) from discontinued operations attributable to common shareholders	—	$0.04	—	$(0.05)

Net loss attributable to common shareholders	$(0.32)	$(0.32)	$(1.00)	$(1.30)

Weighted average common shares outstanding – diluted	81,383	67,670	75,155	67,533

Dividends declared per common share:	$0.12	$0.11	$0.48	$0.44

Amounts attributable to common shareholders:
Loss from continuing operations	$(17,368)	$(15,488)	$(41,283)	$(50,570)
Income (loss) from discontinued operations	—	2,887	—	(3,210)
Preferred dividends	(8,491)	(8,491)	(33,962)	(33,802)

Net loss attributable to common shareholders	$(25,859)	$(21,092)	$(75,245)	$(87,582)

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO EBITDA

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net loss	$(18,601)	$(13,683)	$(48,558)	$(62,208)
Income from consolidated entities attributable to noncontrolling interests	(1,798)	(1,311)	(908)	(868)
Net loss attributable to redeemable noncontrolling interests in operating partnership	3,031	2,393	8,183	9,296

Net loss attributable to the Company	(17,368)	(12,601)	(41,283)	(53,780)

Interest income	(10)	(41)	(70)	(124)
Interest expense and amortization of loan costs	33,161	36,576	139,782	144,857
Depreciation and amortization	29,424	33,011	125,041	133,463
Income tax expense (benefit)	(177)	(532)	1,511	2,352
Net loss attributable to redeemable noncontrolling interests in operating partnership	(3,031)	(2,393)	(8,183)	(9,296)
Equity in loss of unconsolidated entities	8,778	3,179	23,404	20,833
Company’s portion of EBITDA of unconsolidated entity (Prime)	(2,577)	—	(2,577)	—
Company’s portion of EBITDA of unconsolidated joint venture (Highland)	17,625	21,054	76,901	78,730

EBITDA	65,825	78,253	314,526	317,035

Amortization of unfavorable management contract liabilities	(515)	(753)	(2,245)	(2,447)
Impairment charges	(100)	(96)	(396)	(1,229)
Gain on sale/disposition of properties	—	(4,490)	—	(4,488)
Non-cash gain on insurance settlements	(270)	(91)	(270)	(91)
Write-off of loan costs and exit fees	127	4,117	2,098	4,117
Other (income) loss (1)	796	(8,712)	(5,650)	(31,700)
Transaction, acquisition and management conversion costs	31	—	1,657	—
Transaction costs related to spin-off, net of reimbursements	(4,894)	—	1,548	—
Dead deal costs	—	869	—	869
Legal costs related to litigation settlements (2)	—	28	—	2,491
Unrealized (gain) loss on marketable securities	(3,076)	863	(5,115)	(2,502)
Unrealized loss on derivatives	1,138	8,905	8,315	35,657
El Conquistador results since appointment of receiver	—	505	—	1,402
Modification of rent terms	539	—	539	—
Equity-based compensation	8,490	3,739	25,539	17,440
Company’s portion of adjustments to EBITDA of unconsolidated entity (Prime)	2,781	—	2,781	—
Company’s portion of adjustments to EBITDA of unconsolidated joint venture (Highland)	296	(7)	4,442	219

Adjusted EBITDA	$71,168	$83,130	$347,769	$336,773

(1)	Other (income) loss, primarily consisting of income from interest rate derivatives in both periods and net realized loss on marketable securities in both periods, is excluded from Adjusted EBITDA.
(2)	Legal costs associated with litigation settlements are excluded from Adjusted EBITDA.

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net loss	$(18,601)	$(13,683)	$(48,558)	$(62,208)
Income from consolidated entities attributable to noncontrolling interests	(1,798)	(1,311)	(908)	(868)
Net loss attributable to redeemable noncontrolling interests in operating partnership	3,031	2,393	8,183	9,296

Preferred dividends	(8,491)	(8,491)	(33,962)	(33,802)

Net loss attributable to common shareholders	(25,859)	(21,092)	(75,245)	(87,582)

Depreciation and amortization on real estate	29,308	32,957	124,611	133,246
Gain on sale/disposition of properties	—	(4,490)	—	(4,488)
Net loss attributable to redeemable noncontrolling interests in operating partnership	(3,031)	(2,393)	(8,183)	(9,296)
Equity in loss of unconsolidated entities	8,778	3,179	23,404	20,833
Company’s portion of FFO of unconsolidated entity (Prime)	(3,339)	—	(3,339)	—
Company’s portion of FFO of unconsolidated joint venture (Highland)	7,031	10,241	34,275	31,496

FFO available to common shareholders	12,888	18,402	95,523	84,209

Write-off of loan costs and exit fees	127	4,117	2,098	4,117
Impairment charges	(100)	(96)	(396)	(1,229)
Non-cash gain on insurance settlements	(270)	(91)	(270)	(91)
Other (income) loss (1)	796	(660)	565	340
Legal costs related to litigation settlements (2)	—	28	—	2,491
Transaction, acquisition and management conversion costs	31	—	1,657	—
Transaction costs related to spin-off, net of reimbursements	(4,894)	—	1,548	—
Unrealized (gain) loss on marketable securities	(3,076)	863	(5,115)	(2,502)
Unrealized loss on derivatives	1,138	8,905	8,315	35,657
Dead deal costs	—	869	—	869
El Conquistador results since appointment of receiver	—	924	—	2,068
Modification of rent terms	539	—	539	—
Equity-based compensation adjustment related to modified employment terms	—	—	4,678	480
Equity-based compensation related to spin-off deferred compensation	4,313	—	4,313	—
Company’s portion of adjustments to FFO of unconsolidated entity (Prime)	2,716	—	2,716	—
Company’s portion of adjustments to FFO of unconsolidated joint venture (Highland)	—	1	24	234

Adjusted FFO available to common shareholders	$14,208	$33,262	$116,195	$126,643

Adjusted FFO per diluted share available to common shareholders	$0.14	$0.39	$1.24	$1.49

Weighted average diluted shares	100,497	85,389	93,982	85,082

(1)	Other (income) loss, primarily consisting of net realized loss on marketable securities in both periods, is excluded from Adjusted FFO.
(2)	Legal costs associated with litigation settlements are excluded from Adjusted FFO.

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO, EXCLUDING PRIME PORTFOLIO)

SUMMARY OF INDEBTEDNESS OF CONTINUING OPERATIONS

DECEMBER 31, 2013

(dollars in thousands)

(Unaudited)

Indebtedness	Maturity	Interest Rate	Fixed-Rate Debt		Floating-Rate Debt		Total Debt	Proforma TTM Hotel EBITDA	Proforma TTM EBITDA Debt Yield

BoA MIP - 5 hotels	March 2014	LIBOR + 4.50%	$—		$164,433	(1)	$164,433	$18,888	11.5%
Wells Senior - 25 hotels	March 2014	LIBOR + 3.00%	—		380,222	(5)	380,222	65,249	17.2%
Mezz 1 - 28 hotels	March 2014	Greater of 7.00% or LIBOR + 6.00%	—		93,497	(5)	93,497	87,717	14.0%
Mezz 2 - 28 hotels	March 2014	Greater of 8.00% or LIBOR + 7.00%	—		89,007	(5)	89,007	87,717	12.3%
Mezz 3 - 28 hotels	March 2014	Greater of 10.50% or LIBOR + 9.50%	—		76,292	(5)	76,292	87,717	11.1%
Mezz 4 - 28 hotels	March 2014	LIBOR + 2.00%			13,218	(5)	13,218	87,717	10.9%
JPM Floater - 9 hotels	May 2014	LIBOR + 6.50%	—		135,000	(2)	135,000	17,563	13.0%
GEMSA Manchester - 1 hotel	May 2014	8.32%	5,075		—		5,075	766	15.1%
Senior credit facility - Various	September 2014	LIBOR + 2.75% to 3.5%	—		—	(6)	—	N/A	N/A
Goldman Sachs - 5 hotels	November 2014	Greater of 6.40% or LIBOR + 6.15%	—		211,000	(3)	211,000	24,632	11.7%
UBS 1 - 8 hotels	December 2014	5.75%	102,348		—		102,348	11,788	11.5%
Merrill 1 - 10 hotels	July 2015	5.22%	148,990		—		148,990	21,714	14.6%
JPM Pier House - 1 hotel	September 2015	LIBOR + 4.90%	—		69,000	(4)	69,000	7,567	11.0%
UBS 2 - 8 hotels	December 2015	5.70%	94,899		—		94,899	11,459	12.1%
Merrill 2 - 5 hotels	February 2016	5.53%	107,737		—		107,737	16,487	15.3%
Merrill 3 - 5 hotels	February 2016	5.53%	89,347		—		89,347	15,967	17.9%
Merrill 7 - 5 hotels	February 2016	5.53%	77,394		—		77,394	12,890	16.7%
Wachovia 1 - 5 hotels	April 2017	5.95%	113,343		—		113,343	12,806	11.3%
Wachovia 5 - 5 hotels	April 2017	5.95%	101,878		—		101,878	10,883	10.7%
Wachovia 6 - 5 hotels	April 2017	5.95%	155,019		—		155,019	16,400	10.6%
Wachovia 2 - 7 hotels	April 2017	5.95%	123,997		—		123,997	12,913	10.4%
Morgan Stanley Boston Back Bay - 1 hotel	January 2018	4.38%	72,814		—		72,814	9,527	13.1%
Morgan Stanley Princeton/Nashville - 2 hotels	January 2018	4.44%	79,614		—		79,614	12,941	16.3%
GACC Gateway - 1 hotel	November 2020	6.26%	101,268		—		101,268	15,087	14.9%
GACC Jacksonville RI - 1 hotel	January 2024	5.49%	10,800		—		10,800	1,283	11.9%
GACC Manchester RI - 1 hotel	January 2024	5.49%	7,400		—		7,400	1,001	13.5%

Total			$1,391,923		$1,231,669		$2,623,592	$317,811	12.1%

Percentage			53.1%		46.9%		100.0%

Weighted average interest rate			5.61%		5.50%		5.56%

Weighted average interest rate with the effect of interest rate swaps			5.17	% (7)	5.50	% (7)	5.32%

All indebtedness is non-recourse with the exception of the senior credit facility.

(1)	This mortgage loan has a one-year extension option beginning March 2014, subject to satisfaction of certain conditions.
(2)	This mortgage loan has three one-year extension options beginning May 2014, subject to satisfaction of certain conditions.
(3)	This mortgage loan has three one-year extension options beginning November 2014, subject to satisfaction of certain conditions.
(4)	This mortgage loan has three one-year extension options beginning September 2015, subject to satisfaction of certain conditions.
(5)	Each of these loans has two one-year extension options beginning March 2014.
(6)	This credit facility has a one-year extension option subject to advance notice and a 0.25% extension fee beginning September 2014.
(7)	These rates are calculated assuming the LIBOR rate stays at the December 31, 2013 level and with the effect of our interest rate derivatives.

- MORE -

ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO, EXCLUDING PRIME PORTFOLIO)

INDEBTEDNESS BY MATURITY ASSUMING EXTENSION OPTIONS ARE EXERCISED

DECEMBER 31, 2013

(in thousands)

(Unaudited)

	2014	2015	2016	2017	2018	Thereafter	Total

GEMSA Manchester - 1 hotel	$5,004	$—	$—	$—	$—	$—	$5,004
Senior credit facility - Various	—	—	—	—	—	—	—
UBS 1 - 8 hotels	100,119	—	—	—	—	—	100,119
BoA MIP - 5 hotels	—	164,433	—	—	—	—	164,433
Merrill 1 - 10 hotels	—	142,922	—	—	—	—	142,922
UBS 2 - 8 hotels	—	90,680	—	—	—	—	90,680
Merrill 2 - 5 hotels	—	—	101,740	—	—	—	101,740
Merrill 3 - 5 hotels	—	—	84,374	—	—	—	84,374
Merrill 7 - 5 hotels	—	—	73,086	—	—	—	73,086
Wells Senior - 25 hotels	—	—	380,222	—	—	—	380,222
Mezz 1 - 28 hotels	—	—	93,581	—	—	—	93,581
Mezz 2 - 28 hotels	—	—	89,087	—	—	—	89,087
Mezz 3 - 28 hotels	—	—	76,360	—	—	—	76,360
Mezz 4 - 28 hotels	—	—	13,218	—	—	—	13,218
JPM Floater - 9 hotels	—	—	—	135,000	—	—	135,000
Wachovia 1 - 5 hotels	—	—	—	107,351	—	—	107,351
Wachovia 5 - 5 hotels	—	—	—	96,491	—	—	96,491
Wachovia 6 - 5 hotels	—	—	—	146,823	—	—	146,823
Wachovia 2 - 7 hotels	—	—	—	117,441	—	—	117,441
Goldman Sachs - 5 hotels	—	—	—	211,000	—	—	211,000
JPM Pier House - 1 hotel	—	—	—	—	69,000	—	69,000
Morgan Stanley Boston Back Bay - 1 hotel	—	—	—	—	67,358	—	67,358
Morgan Stanley Princeton/Nashville - 2 hotels	—	—	—	—	73,703	—	73,703
GACC Gateway - 1 hotel	—	—	—	—	—	89,886	89,886
GACC Jacksonville RI - 1 hotel	—	—	—	—	—	9,036	9,036
GACC Manchester RI - 1 hotel	—	—	—	—	—	6,191	6,191

Principal due in future periods	$105,123	$398,035	$911,667	$814,106	$210,060	$105,113	$2,544,105

Scheduled amortization payments remaining	25,017	23,272	13,106	16,066	—	2,026	79,487

Total indebtedness of continuing operations	$130,140	$421,307	$924,773	$830,172	$210,060	$107,139	$2,623,592

NOTE: These maturities assume no event of default would occur.

- MORE -

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

KEY PERFORMANCE INDICATORS - PRO FORMA

(dollars in thousands)

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2013	2012	% Variance	2013	2012	% Variance

ALL HOTELS INCLUDED IN ASHFORD TRUST CONTINUING OPERATIONS:
Room revenues (in thousands)	$186,686	$181,958	2.60%	$812,160	$789,404	2.88%
RevPAR	$88.86	$87.69	1.33%	$97.14	$94.65	2.63%
Occupancy	68.38%	68.55%	-0.17%	72.62%	72.84%	-0.22%
ADR	$129.96	$127.93	1.59%	$133.76	$129.94	2.94%

NOTES:

(1)	The above pro forma table assumes the 115 hotel properties owned and included in continuing operations at December 31, 2013 were owned as of the beginning of the period presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN ASHFORD TRUST CONTINUING OPERATIONS:
Room revenues (in thousands)	$152,750	$147,224	3.75%	$660,639	$641,126	3.04%
RevPAR	$88.40	$86.29	2.45%	$96.06	$93.46	2.78%
Occupancy	68.98%	68.26%	0.72%	72.59%	72.55%	0.04%
ADR	$128.14	$126.41	1.37%	$132.32	$128.82	2.72%

NOTES:

(1)	The above pro forma table assumes the 99 hotel properties owned and included in continuing operations at December 31, 2013, but not under renovation for three and twelve months ended December 31, 2013 were owned as of the beginning of the periods presented.

(2)	Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Marriott Sugarland, Renaissance Nashville, Crowne Plaza Ravinia, Hilton Parsippany, Hyatt Regency Wind Watch, Silversmith, Embassy Suites Portland Downtown, Residence Inn Atlanta Buckhead, Residence Inn Salt Lake City, Residence Inn San Diego, Courtyard Marriott Village LBV, Crowne Plaza Key West, Embassy Suites Dallas, Hilton Costa Mesa, Hilton St. Petersburg

(3)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

- MORE -

ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL OPERATING PROFIT MARGIN

(Unaudited)

THE FOLLOWING PRO FORMA EBITDA MARGIN TABLE REFLECTS THE 87 HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN THE HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC), AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	3 months Ended December 31	12 Months Ended December 31
HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN:

2013	28.30%	30.71%
2012	27.60%	30.20%

Variance	0.70%	0.51%

HOTEL OPERATING PROFIT (HOTEL EBITDA) MARGIN VARIANCE BREAKDOWN:

Rooms	-0.02%	-0.06%
Food & Beverage and Other Departmental	0.45%	0.44%
Administrative & General	0.28%	0.09%
Sales & Marketing	0.42%	0.21%
Hospitality	-0.13%	-0.07%
Repair & Maintenance	-0.15%	-0.03%
Energy	-0.13%	0.07%
Franchise Fee	-0.26%	-0.10%
Management Fee	-0.03%	-0.01%
Incentive Management Fee	0.13%	0.16%
Insurance	0.19%	-0.07%
Property Taxes	0.07%	-0.07%
Other Taxes	-0.14%	-0.05%
Leases/Other	0.02%	0.00%

Total	0.70%	0.51%

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

- MORE -

ASHFORD TRUST (INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

ALL HOTELS INCLUDED IN ASHFORD TRUST CONTINUING OPERATIONS:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance
REVENUE
Rooms	$186,686	$181,958	2.6%	$812,160	$789,404	2.9%
Food and beverage	47,530	48,473	-1.9%	184,252	187,365	-1.7%
Other	9,884	8,777	12.6%	38,407	36,348	5.7%

Total hotel revenue	244,100	239,208	2.0%	1,034,819	1,013,117	2.1%

EXPENSES
Rooms	43,970	42,733,000	2.9%	182,941	177,797,000	2.9%
Food and beverage	31,568	32,191,000	-1.9%	125,157	126,778,000	-1.3%
Other direct	4,990	4,713,000	5.9%	20,550	20,354,000	1.0%
Indirect	70,843	69,823,000	1.5%	290,532	286,836,000	1.3%
Management fees, includes base and incentive fees	10,457	10,476,000	-0.2%	44,255	44,848,000	-1.3%

Total hotel operating expenses	161,828	159,936	1.2%	663,435	656,613	1.0%
Property taxes, insurance, and other	13,201	13,254	-0.4%	53,573	50,575	5.9%

HOTEL OPERATING PROFIT (Hotel EBITDA)	69,071	66,018	4.6%	317,811	305,929	3.9%
Hotel EBITDA Margin	28.30%	27.60%	0.70%	30.71%	30.20%	0.51%

Minority interest in earnings of consolidated joint ventures	73	56	30.4%	265	210	26.2%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$68,998	$65,962	4.6%	$317,546	$305,719	3.9%

NOTES:

(1)	The above pro forma table assumes the 115 hotel properties owned and included in continuing operations at December 31, 2013 were owned as of the beginning of the periods presented.

(2)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance
REVENUE
Rooms	$152,750	$147,224	3.8%	$660,639	$641,126	3.0%
Food and beverage	35,693	35,407	0.8%	136,489	137,291	-0.6%
Other	7,940	6,800	16.8%	30,793	28,280	8.9%

Total hotel revenue	196,383	189,431	3.7%	827,921	806,697	2.6%

EXPENSES
Rooms	35,984	34,808,574	3.4%	149,434	145,438,000	2.7%
Food and beverage	23,717	23,749,000	-0.1%	93,668	94,134,000	-0.5%
Other direct	4,153	3,794,000	9.5%	17,019	16,506,000	3.1%
Indirect	56,778	55,532,000	2.2%	231,687	227,942,000	1.6%
Management fees, includes base and incentive fees	8,599	8,670	-0.8%	35,982	36,322	-0.9%

Total hotel operating expenses	129,231	126,554	2.1%	527,790	520,342	1.4%
Property taxes, insurance, and other	11,164	10,699	4.3%	43,861	41,406	5.9%

HOTEL OPERATING PROFIT (Hotel EBITDA)	55,988	52,178	7.3%	256,270	244,949	4.6%
Hotel EBITDA Margin	28.51%	27.54%	0.96%	30.95%	30.36%	0.59%

Minority interest in earnings of consolidated joint ventures	73	56	30.4%	265	210	26.2%

HOTEL OPERATING PROFIT (Hotel EBITDA), excluding minority interest in joint ventures	$55,915	$52,122	7.3%	$256,005	$244,739	4.6%

NOTES:

(1)	The above pro forma table assumes the 99 hotel properties owned and included in continuing operations at December 31, 2013 but not under renovation for three and twelve months ended December 31, 2013, were owned as of the beginning of the periods presented.

(2)	Excluded Hotels Under Renovation:

Courtyard Boston Downtown, Marriott Sugarland, Renaissance Nashville, Crowne Plaza Ravinia, Hilton Parsippany, Hyatt Regency Wind Watch, Silversmith, Embassy Suites Portland Downtown, Residence Inn Atlanta Buckhead, Residence Inn Salt Lake City, Residence Inn San Diego, Courtyard Marriott Village LBV, Crowne Plaza Key West, Embassy Suites Dallas, Hilton Costa Mesa, Hilton St. Petersburg

(3)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

- MORE -

HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO CONTINUING OPERATIONS:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2013	2012	% Variance	2013	2012	% Variance
REVENUE
Rooms	$50,626	$51,319	-1.4%	$219,457	$213,100	3.0%
Food and beverage	19,551	19,653	-0.5%	75,536	74,791	1.0%
Other	2,919	2,795	4.4%	10,895	11,008	-1.0%

Total hotel revenue	73,096	73,767	-0.9%	305,888	298,899	2.3%

EXPENSES
Rooms	11,507	11,760	-2.2%	48,730	47,697	2.2%
Food and beverage	12,562	12,670	-0.9%	49,859	49,467	0.8%
Other direct	1,183	1,107	6.9%	4,937	5,051	-2.3%
Indirect	21,452	21,061	1.9%	86,920	86,218	0.8%
Management fees, includes base and incentive fees	2,792	2,889	-3.4%	11,326	11,130	1.8%

Total hotel operating expenses	49,496	49,487	0.0%	201,772	199,563	1.1%
Property taxes, insurance, and other	4,029	4,193	-3.9%	16,399	14,789	10.9%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$19,571	$20,087	-2.6%	$87,717	$84,547	3.7%

Hotel EBITDA Margin	26.77%	27.23%	-0.46%	28.68%	28.29%	0.39%

NOTES:

(1)	The above pro forma table assumes the 28 hotel properties owned and included in continuing operations at December 31, 2013 were owned as of the beginning of the periods presented.

(2)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

(3)	These 28 properties are also included in the pro forma hotel operating profit of Ashford Trust.

- MORE -

ASHFORD HOSPITALITY TRUST, INC.

PRO FORMA HOTEL REVENUE & EBITDA FOR TRAILING TWELVE MONTHS

(dollars in thousands)

(Unaudited)

THE FOLLOWING PRO FORMA SEASONALITY TABLE REFLECTS THE 87 HOTELS INCLUDED IN THE COMPANY’S CONTINUING OPERATIONS AND THE COMPANY’S 71.74% SHARE OF THE 28 HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC) AS IF THESE HOTELS WERE OWNED AT THE BEGINNING OF THE FIRST COMPARATIVE REPORTING PERIOD.

	2013	2013	2013	2013
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	TTM

Ashford Trust
Total Hotel Revenue	$244,100	$254,222	$281,029	$255,469	$1,034,820
Hotel EBITDA	$69,071	$75,613	$95,732	$77,395	$317,811
Hotel EBITDA Margin	28.3%	29.74%	34.06%	30.30%	30.71%

EBITDA % of Total TTM	21.7%	23.8%	30.1%	24.4%	100.0%

JV Interests in EBITDA	$73	$80	$75	$37	$265

71.74% of PIM Highland Holding LLC Portfolio (included in Ashford Trust above)
Total Hotel Revenue	$73,095	$74,709	$84,763	$73,320	$305,887
Hotel EBITDA	$19,571	$20,953	$28,277	$18,916	$87,717
Hotel EBITDA Margin	26.77%	28.05%	33.36%	25.80%	28.68%

EBITDA % of Total TTM	22.3%	23.9%	32.2%	21.6%	100.0%

NOTE:

On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma tables assume the Marriott-managed properties were reported on calendar quarters for all periods presented.

- MORE -

ASHFORD HOSPITALITY TRUST, INC.

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL REVPAR BY MARKET

(Unaudited)

	Number of	Number of	Three Months Ended December 31,			Twelve Months Ended December 31,
Region	Hotels	Rooms	2013	2012	% Change	2013	2012	% Change

Atlanta, GA Area	9	1,428	$78.76	$78.51	0.3%	$85.62	$80.70	6.1%
Boston, MA Area	2	506	$155.25	$149.86	3.6%	$161.39	$161.83	-0.3%
Dallas / Ft. Worth Area	6	1,340	$89.75	$83.01	8.1%	$90.64	$87.17	4.0%
Houston, TX Area	3	607	$101.59	$95.12	6.8%	$107.29	$100.74	6.5%
Los Angeles, CA Metro Area	8	1,783	$82.72	$78.57	5.3%	$92.71	$87.17	6.4%
Miami, FL Metro Area	3	584	$105.47	$100.65	4.8%	$108.93	$103.32	5.4%
Minneapolis - St. Paul, MN-WI Area	2	520	$85.26	$80.44	6.0%	$91.04	$87.57	4.0%
New York / New Jersey Metro Area	7	1,559	$94.91	$108.41	-12.5%	$101.87	$100.62	1.2%
Orlando, FL Area	6	1,834	$73.50	$69.19	6.2%	$78.12	$74.91	4.3%
Philadelphia, PA Area	3	648	$78.04	$84.14	-7.2%	$86.00	$89.23	-3.6%
San Diego, CA Area	2	410	$78.70	$73.92	6.5%	$91.56	$91.83	-0.3%
San Francisco - Oakland, CA Metro Area	5	1,011	$107.54	$95.14	13.0%	$110.48	$99.36	11.2%
Tampa, FL Area	3	582	$73.72	$77.39	-4.7%	$85.66	$89.78	-4.6%
Washington DC - MD - VA Area	10	2,290	$93.29	$102.91	-9.3%	$110.03	$117.98	-6.7%
Other Areas	46	7,734	$86.88	$83.73	3.8%	$96.02	$92.12	4.2%

Total Portfolio	115	22,836	$88.86	$87.69	1.3%	$97.14	$94.65	2.6%

NOTES:

(1)	The above pro forma table presents the 87 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

ASHFORD HOSPITALITY TRUST, INC.

INCLUDING 71.74% PRO RATA SHARE OF HIGHLAND HOSPITALITY PORTFOLIO (PIM HIGHLAND HOLDING LLC)

PRO FORMA HOTEL OPERATING PROFIT (HOTEL EBITDA) BY MARKET

(Unaudited)

			Three Months Ended December 31,					Twelve Months Ended December 31,
Region	Number of Hotels	Number of Rooms	2013	% of Total	2012	% of Total	% Change	2013	% of Total	2012	% of Total	% Change

Atlanta, GA Area	9	1,428	$3,496	5.1%	$3,698	5.6%	-5.5%	$15,253	4.8%	$13,914	4.5%	9.6%
Boston, MA Area	2	506	3,030	4.4%	3,047	4.6%	-0.6%	13,461	4.2%	13,693	4.5%	-1.7%
Dallas / Ft. Worth Area	6	1,340	4,235	6.1%	3,594	5.4%	17.8%	17,460	5.5%	16,066	5.3%	8.7%
Houston, TX Area	3	607	3,039	4.4%	2,825	4.3%	7.6%	11,346	3.6%	10,862	3.6%	4.5%
Los Angeles, CA Metro Area	8	1,783	5,011	7.3%	3,922	5.9%	27.8%	24,013	7.6%	21,572	7.1%	11.3%
Miami, FL Metro Area	3	584	2,395	3.5%	2,112	3.2%	13.4%	8,966	2.8%	7,830	2.6%	14.5%
Minneapolis - St. Paul, MN-WI Area	2	520	1,902	2.8%	1,692	2.6%	12.4%	7,870	2.5%	7,682	2.5%	2.4%
New York / New Jersey Metro Area	7	1,559	5,827	8.4%	6,974	10.6%	-16.4%	25,505	8.0%	24,873	8.1%	2.5%
Orlando, FL Area	6	1,834	3,564	5.2%	3,060	4.6%	16.5%	16,321	5.1%	14,706	4.8%	11.0%
Philadelphia, PA Area	3	648	1,576	2.3%	1,602	2.4%	-1.6%	6,560	2.1%	6,975	2.3%	-5.9%
San Diego, CA Area	2	410	998	1.4%	856	1.3%	16.6%	5,125	1.6%	5,366	1.8%	-4.5%
San Francisco - Oakland, CA Metro Area	5	1,011	3,941	5.7%	3,049	4.6%	29.3%	17,039	5.4%	14,155	4.6%	20.4%
Tampa, FL Area	3	582	1,401	2.0%	1,566	2.4%	-10.5%	7,064	2.2%	7,674	2.5%	-7.9%
Washington DC - MD - VA Area	10	2,290	6,956	10.1%	7,853	11.9%	-11.4%	36,005	11.3%	40,679	13.3%	-11.5%
Other Areas	46	7,734	21,700	31.4%	20,169	30.6%	7.6%	105,824	33.3%	99,881	32.6%	6.0%

Total Portfolio	115	22,836	$69,071	100.0%	$66,018	100.0%	4.6%	$317,811	100.0%	$305,929	100.0%	3.9%

NOTES:

(1)	The above pro forma table presents the 87 hotel properties included in Company’s continuing operations and the 28 hotel properties included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

(2)	The above pro forma table includes hotel operating profit for 100% of the 95 hotel properties included in the Company’s continuing operations and the Company’s 71.74% share of the 28 hotels included in Highland Hospitality Portfolio (PIM Highland Holding LLC) as if these hotels were owned as of the beginning of the periods presented.

(3)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above proforma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

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ASHFORD HOSPITALITY TRUST, INC. AND SUBSIDIARIES

TOTAL ENTERPRISE VALUE

DECEMBER 31, 2013

(in thousands except share price)

(Unaudited)

December 31,
2013
End of quarter diluted shares outstanding	82,068
Partnership units outstanding (common share equivalents)	18,991
Combined diluted shares and partnership units outstanding	101,059
Common stock price at quarter end	$8.28
Market capitalization at quarter end	$836,769
Series A preferred stock	$41,430
Series D preferred stock	$236,718
Series E preferred stock	$115,750
Debt on balance sheet date*	$2,623,592
Joint venture partners’ share of consolidated debt	$(1,871)
Net working capital (see below)	$(381,410)

Total enterprise value (TEV)*	$3,470,978

Ashford Prime Investment:
Partnership units owned at end of quarter	4,978
Common stock price at quarter end	$18.20
Market value of Ashford Prime investment	$90,600

Cash & cash equivalents*	$148,438
Marketable securities, net	25,837
Restricted cash*	130,333
Accounts receivable, net*	31,848
Prepaid expenses*	13,057
Due from affiliates, net*	12,682
Due from 3rd party hotel managers, net*	49,493
Market value of Ashford Prime investment	90,600

Total current assets	$502,288

Accounts payable, net & accrued expenses*	$100,143
Dividends payable	20,735

Total current liabilities	$120,878

Net working capital	$381,410

*	Includes AHT’s 71.74% interest in Highland Hospitality

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Ashford Hospitality Trust, Inc.

Anticipated Capital Expenditures Calendar (a)

(includes Highland Hospitality portfolio)

		2013				2014
		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	Rooms	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated
Courtyard Hartford Manchester	90	x
Courtyard Savannah	156	x
Embassy Suites Dulles	150	x
Embassy Suites East Syracuse	215	x
Hampton Inn Lawrenceville	86	x
Hyatt Regency Savannah	351	x							x
Marriott San Antonio Plaza	251	x
Residence Inn Lake Buena Vista	210	x
Sheraton San Diego Mission Valley	260	x
The Melrose	240	x
Hilton Boston Back Bay	390	x	x
Courtyard Dallas Plano in Legacy Park	153	x	x
Hilton Santa Fe	158	x	x
Courtyard Boston Downtown	315	x	x	x	x	x	x
Hilton Costa Mesa	486	x			x	x
Marriott Sugarland	300	x			x	x
Embassy Suites Walnut Creek	249		x
Hilton Garden Inn BWI	158		x
Hilton Garden Inn Virginia Beach	176		x
Residence Inn Palm Desert	130		x
Hampton Inn Buford	92		x	x
Hampton Inn Terre Haute	112		x	x
Hyatt Regency Wind Watch	358		x	x	x	x
Embassy Suites Palm Beach Garden	160			x			x	x
Hilton Garden Inn Austin	254			x
Hilton Garden Inn Jacksonville	119			x
Hyatt Coral Gables	250			x				x
Marriott Crystal Gateway	697			x
Marriott DFW	491			x
Hilton Parsippany	354			x	x			x	x
Hilton St Petersburg	333			x	x
Renaissance Nashville	673			x	x	x
Residence Inn Atlanta Buckhead Lenox Park	150			x	x
Silversmith	143			x	x	x
Courtyard Marriott Village at LBV	312				x
Crowne Plaza Key West	160				x	x	x
Crowne Plaza Ravinia	495				x	x	x
Embassy Suites Dallas	150				x
Embassy Suites Portland Downtown	276				x	x
Residence Inn Salt Lake City	144				x
Residence Inn San Diego Sorrento Mesa	150				x
Residence Inn Hartford	96					x	x
Sheraton Indianapolis	378					x	x
Residence Inn Newark	168					x	x
Courtyard Overland Park	168					x	x
Embassy Suites Crystal City	267					x	x
Hilton Fort Worth	294					x	x
Residence Inn Evansville	78					x	x
Residence Inn Plano	126					x	x
Courtyard Bloomington	117					x
Residence Inn Phoenix Airport	200						x	x
Sheraton Minnetonka	220						x	x
Courtyard Tipton Lakes	90						x
Marriott RTP	225						x
Hilton Minneapolis	300							x	x
Courtyard Newark/Silicon Valley	181							x	x
Springhill Suites Orlando LBV	400							x	x
Crowne Plaza Beverly Hills	258							x	x
Hilton Tampa	238							x	x
Westin Princeton	296								x
Sheraton Bucks County	186								x
Marriott Bridgewater	347								x
Marriott Dallas Market Center	265								x

(a)	Only hotels which have had or are expected to have significant capital expenditures that could result in displacement during 2013-2014 are included in this table.